UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2011

HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8551 (Commission File Number)	22-1851059 (I.R.S. Employer Identification No.)

110 West Front Street
P.O. Box 500
Red Bank, New Jersey 07701
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On February 21, 2012, Hovnanian Enterprises, Inc. (“Hovnanian”) was informed by The Nasdaq Stock Market (“Nasdaq”) that the depositary shares (the “Depositary Shares”) representing shares of Hovnanian’s 7.625% Series A Preferred Stock have regained compliance with Nasdaq Listing Rule 5450(b)(2)(C) (the “Rule”), as a result of Nasdaq’s determination that for ten consecutive trading days, from February 6, 2012 to February 17, 2012, the market value of publicly held Depositary Shares has been $15,000,000 or greater.  As previously disclosed, the Depositary Shares had been the subject of a deficiency notice relating to the minimum market value requirements under the Rule.  Nasdaq has informed Hovnanian that the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)
By:	/s/ Michael Discafani
Name: Michael Discafani
Title: Vice President and Corporate Counsel

Date: February 22, 2011

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